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                                                                    EXHIBIT 23.1


                        [ERNST & YOUNG LLP LETTERHEAD]




                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Performance Incentive Compensation Program of The Liberty Corporation of our report dated February 10, 1997 with respect to the consolidated financial statements of The Liberty Corporation incorporated by reference in its Annual Report (Form 10-K), and dated March 24, 1997 with respect to the schedules included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP



Greenville, South Carolina
June 25, 1997